Exhibit 99.2

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Receives a New $2.3 million Purchase Order to Deliver  Airflow Dyeing Machines

Wuxi, Jiangsu Province, China – August 16, 2011 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other industries, today announced that the Company has received a new purchase order from Zhejiang Hangmin Group Limited (“Zhejiang Group”), one of the leading textile companies in China, to supply its energy-efficient airflow dyeing machines for an aggregate amount of RMB14.5 million (approximately $2.3 million).

In March 2011, Cleantech Solutions delivered a sample product order of 9 units to Zhejiang Group for its inspection and approval. Following successful testing and inspection, the Company has received an order to deliver 25 units of its energy-efficient airflow dyeing machines by November 2011. The Company has received an advance payment of RMB 3 million (approximately $469,300). The Company’s airflow dyeing machines use air flow as opposed to water in the traditional dyeing process, which results in reduced input costs, fewer wrinkles, less damage to the textile, and reduced emissions. In addition, we are hopeful that the PRC government’s stricter environmental protection policies will spur market demand for this product.

“Despite China’s restrictive monetary environment which, to a certain extent, discourages capital expenditures in the textile industry, we are pleased to receive a large scale order for our new airflow dyeing machines. It is very encouraging for us to receive positive feedback from Zhejiang Group, a leading textile manufacturer in China,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We hold a positive outlook for our new airflow dyeing equipment as we believe it meets the PRC’s new environmental standards and most importantly enables our customers to achieve operational efficiency through reduced input costs and emissions. We expect to see further growth in sales from our dyeing equipment segment towards the end of 2011 and in 2012 if China relaxes its monetary policy.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forgings products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2010 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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